UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 25, 2004
(Date of earliest event reported)

Inland Western Retail Real Estate Trust, Inc.
(Exact name of registrant as specified in the charter)
Maryland	333-103799	42-1579325
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant's telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

Gurnee Town Center, Gurnee, Illinois

On October 28, 2004, we purchased an existing shopping center known as Gurnee Town Center, containing 179,840 gross leasable square feet. The center is located at 7105 Grand Avenue in Gurnee, Illinois.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $44,300,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $246 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Four tenants, Linens 'N Things, Old Navy, Borders, Inc. and Cost Plus, Inc., each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:
			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Linens 'N Things	34,075	19	11.47	12/00	01/11

Old Navy	25,090	14	14.00	02/01	01/06

Borders Books & Music	24,878	14	16.00	10/00	01/21

Cost Plus World Market	18,300	10	14.00	10/00	01/11

For federal income tax purposes, the depreciable basis in this property will be approximately $33,225,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Gurnee Towne Center was built during 2000. As of October 1, 2004, this property was 96% occupied, with a total 172,290 square feet leased to 26 tenants. The following table sets forth certain information with respect to those leases:
	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)

Earthly Goods	2,300	12/05	42,550	18.50
Oreck Floor Care Centers	1,600	01/06	35,200	22.00
Old Navy	25,090	01/06	351,260	14.00
Quizno's Classic Subs	1,600	02/06	44,800	28.00
Famous Footwear	8,650	01/06	155,700	18.00
Hallmark Creations	6,405	02/06	115,290	18.00
Salon Bliss	1,785	04/06	48,195	27.00
Supercuts	1,200	05/06	33,600	28.00
After Hours Formalwear	1,050	06/06	31,500	30.00
Cali Nails	1,000	11/06	30,000	30.00
Towne Vision Center	1,360	12/06	40,800	30.00
RadioShack	2,700	01/07	81,000	30.00
Slott's Hots	2,000	09/07	67,900	33.95
Linens 'N Things	34,075	01/11	391,000	11.47
Cost Plus World Market	18,300	01/11	256,200	14.00
PPG Architectural Finishes	4,000	01/11	76,000	19.00
AT & T Wireless	2,800	01/11	72,800	26.00
Panda Express	2,240	02/11	62,720	28.00
Starbucks	2,500	03/11	75,000	30.00
Signature	1,600	04/11	48,000	30.00
Bedding Experts	3,500	04/11	105,000	30.00
Giordano's	3,200	07/11	96,000	30.00
Bath & Body Works	2,340	01/12	51,480	22.00
The Avenue	5,250	01/13	94,500	18.00
Pier 1 Imports	10,867	02/14	216,800	19.95
Borders Books & Music	24,878	01/21	398,048	16.00

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Academy Sports & Outdoors, Port Arthur, Texas

On October 26, 2004, we purchased a newly constructed freestanding retail center known as Academy Sports & Outdoors, containing 61,001 gross leasable square feet. The center is located at Memorial Boulevard at Highway 365 in Port Arthur, Texas.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $5,000,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $82 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Academy Sports & Outdoors, will lease 100% of the total gross leasable area of the property. The lease term will be determined in accordance with the tenant's commencement date. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:
Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Academy Sports & Outdoors	61,001	100	6.56	11/04	10/24

For federal income tax purposes, the depreciable basis in this property will be approximately $3,750,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Plaza at Riverlakes, Bakersfield, California

On October 25, 2004, we purchased an existing shopping center known as Plaza at Riverlakes, containing 102,836 gross leasable square feet. The center is located at Hageman Road and Calloway Drive in Bakersfield, California.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $17,400,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $169 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Ralph's Grocery Store, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:
Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Ralph's Grocery Store	58,000	56	6.03	11/01	11/26

For federal income tax purposes, the depreciable basis in this property will be approximately $13,050,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Plaza at Riverlakes was built during 2001. As of October 1, 2004, this property was 100% occupied, with a total 102,836 square feet leased to 22 tenants. The following table sets forth certain information with respect to those leases:
	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)

Jane's Jewelers	1,170	12/04	23,868	20.40
State Farm Insurance	1,170	12/04	24,300	20.77
Team Gear	1,463	01/06	28,944	19.78
Coldwell Banker	2,260	06/06	45,288	20.04
Movie Gallery	4,800	11/06	100,800	21.00
Pacific West Wireless	1,495	12/06	31,392	21.00
Desired Image Tanning Salon	1,275	02/07	26,772	21.00
Angel Food Donuts	1,268	02/07	24,684	19.47
Supercuts	1,202	02/07	26,916	22.39
One House Martinizing	1,200	04/07	25,956	21.65
Miss Holiday	1,360	06/07	24,480	18.00
R.J.'s at Riverlakes	2,500	08/07	82,932	33.17
Teaze Salon	1,885	10/07	29,748	15.78
Xanders Grill	2,000	10/07	42,012	21.01
Planet Smoothie	1,490	09/09	29,508	19.80
Wells Fargo Financial	1,925	09/09	47,580	24.72
Dewar's Candy Shop	2,885	12/11	48,468	16.80
Baja Fresh Mexican Grill	3,010	03/13	61,404	20.40
Fitness 19	7,200	03/13	127,728	17.74
The UPS Store	1,778	05/13	37,344	21.00
Quick One Chinese	1,500	06/14	30,060	20.04
Ralph's Grocery Store	58,000	11/26	350,004	6.03

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Item 9.01. Financial Statements and Exhibits

  Financial Statements

To be subsequently filed for Plaza at Riverlakes and Gurnee Town Center under Rule 3-14 of the Securities and Exchange Commission Regulation S-X. No financials will be for Academy Sports & Outdoors - Port Arthur as this property does not require financial statements under Rule 3-14 of the Securities and Exchange Commission Regulation S-X.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

By:	/s/ Lori J. Foust
Name:	Lori J. Foust
Title:	Principal Accounting Officer
Date:	October 25, 2004